QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2006 (July 26, 2006)

TETON ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	001-31679 (Commission File No.)	84-1482290 (IRS Employer Identification No.)

410 17th Street, Suite 1850
Denver, CO 80202
(Address of principal executive offices, including zip code)

(303) 565-4600
(Registrant's telephone number, including area code)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1—REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement.

        On July 26, 2006, Teton Energy Corporation ("Teton") entered into an Underwriting Agreement (the "Underwriting Agreement") with Petrie Parkman & Co., Inc. (the "Underwriter") relating to the issuance and sale of 2,000,000 shares (the "7/27/06 Shares") of Teton's common stock, par value $0.001 per share (the "Common Stock"), at an offering price to the public of $5.20 per share. Teton has granted the Underwriter a 30-day option to purchase an additional 300,000 shares of Common Stock (together with the 7/27/06 Shares, the "Shares"), at the same price per share paid to Teton for the 7/27/06 Shares, to cover over-allotments, if any. The closing of the offering, which is subject to customary closing conditions, is expected to occur on August 1, 2006. The Shares will be issued pursuant to Teton's shelf registration statement (the "Registration Statement") on Form S-3 (File No. 333-132451), which was declared effective by the Securities and Exchange Commission on March 31, 2006. The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K (this report), and the description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit. For a more detailed description of the Underwriting Agreement, see the disclosure under the caption "Underwriting" contained in Teton's Prospectus Supplement dated July 27, 2006 to the Prospectus dated April 3, 2006, each of which has been filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act, which disclosure is hereby incorporated by reference. The Underwriting Agreement is also filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)   Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of July 26, 2006, between Petrie Parkman & Co., Inc. and Teton Energy Corporation.
99.1	Press Release dated July 27, 2006.

2

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

Dated: July 27, 2006	Teton ENERGY CORPORATION
	By:	/s/ KARL F. ARLETH Karl F. Arleth, Chief Executive Officer and President

3

INDEX TO EXHIBITS

Exhibit No.	Exhibit
1.1	Underwriting Agreement, dated as of July 26, 2006, between Petrie Parkman & Co., Inc. and Teton Energy Corporation.
99.1	Press Release of Teton Energy Corporation dated July 27, 2006.

QuickLinks

  Item 1.01 Entry into a Material Definitive Agreement.
  ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
SIGNATURE
INDEX TO EXHIBITS